EXHIBIT 23.4


                                CONSENT

     I, William H. Lambert, hereby consent, that upon the consummation of the merger between TSX Corporation and ANTEC Corporation, I will agree to serve on the Board of Directors of ANTEC Corporation.



Dated:  December 19, 1996               /s/William H. Lambert
                                   ----------------------------
                                        William H. Lambert